As filed with the Securities and Exchange Commission on January 20, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARLO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		38-4061754
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2200 Faraday Ave., Suite #150
Carlsbad,	California	92008
(Address of Principal Executive Offices)		(Zip Code)

Arlo Technologies, Inc. 2018 Equity Incentive Plan
Arlo Technologies, Inc. 2018 Employee Stock Purchase Plan
(Full titles of the plans)

Matthew McRae
Chief Executive Officer
2200 Faraday Ave., Suite #150
Carlsbad, California 92008
(408) 890-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll
Edmond J. Lay
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Arlo Technologies, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant previously registered shares of its Common Stock, $0.001 par value per share, for issuance under the Arlo Technologies, Inc. 2018 Equity Incentive Plan, as amended, and the Arlo Technologies, Inc. 2018
Employee Stock Purchase Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 3, 2018 (File No. 333-226576), on January 23, 2019 (File No. 333-229335), on March 3, 2020 (File No. 333-236864), and on March 3, 2021 (File No. 333-253833), August 20, 2021 (File No. 333-258972), January 21, 2022 (File No. 333-262275), August 15, 2022 (File No. 333-266871), and September 6, 2022 (File No. 333-267292). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.    Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Number	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	3.1	August 7, 2018
4.2	Amended and Restated Bylaws of the Registrant.	8-K	3.2	August 7, 2018
4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	4.1	July 23, 2018
5.1	Opinion of Cooley LLP.				X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.				X
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.				X
24.1	Power of Attorney. Reference is made to the signature page hereto.				X
99.1	Arlo Technologies, Inc. 2018 Equity Incentive Plan, as amended.	8-K	10.2	August 26, 2022
99.2	Arlo Technologies, Inc. 2018 Employee Stock Purchase Plan.	10-K	10.14	February 22, 2019
107	Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on January 20, 2023.

ARLO TECHNOLOGIES, INC.

By:	/s/ MATTHEW MCRAE
Matthew McRae
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew McRae and Kurtis Binder, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW MCRAE	Chief Executive Officer and Member of the Board of Directors	January 20, 2023
Matthew McRae	(Principal Executive Officer)

/s/ KURTIS BINDER	Chief Financial Officer	January 20, 2023
Kurtis Binder	(Principal Financial and Accounting Officer)

/s/ RALPH E. FAISON	Chairman of the Board of Directors	January 20, 2023
Ralph E. Faison

/s/ PRASHANT AGGARWAL	Member of the Board of Directors	January 20, 2023
Prashant Aggarwal

/s/ JOCELYN E. CARTER-MILLER	Member of the Board of Directors	January 20, 2023
Jocelyn E. Carter-Miller

/s/ CATRIONA FALLON	Member of the Board of Directors	January 20, 2023
Catriona Fallon

/s/ AMY ROTHSTEIN	Member of the Board of Directors	January 20, 2023
Amy Rothstein

/s/ GRADY K. SUMMERS	Member of the Board of Directors	January 20, 2023
Grady K. Summers